EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 33-49758, 33-85744, 333-07541, 333-85131, 333-65812,
333-84356, 333-102185 and 333-112815 on Form S-8 and Nos. 333-69999, 333-53484 and 333-98475 on Form S-3 of Abaxis, Inc. of our reports dated June 11, 2004, appearing in this Annual Report on Form 10-K of Abaxis, Inc. for the year ended March 31, 2004.

/s/ DELOITTE & TOUCHE LLP San Jose, California June 11, 2004